Exhibit 10.5

From: jdidonato@huronconsultinggroup.com [mailto:jdidonato@huronconsultinggroup.com]

Sent: Friday, October 08, 2010 6:40 PM

To: diarmuid@teslamotors.com Cc: mike@teslamotors.com; KMcKenzie@nummi.com; [Email address intentionally omitted.]; jbeard@huronconsultinggroup.com; PAitelli@mofo.com; HKang@mofo.com; MSteel@mofo.com;

mike@teslamotors.com; Halpern, Sheldon; deepak@teslamotors.com; Reed, Leslie D.;

james@teslamotors.com

Subject: RE: TESLA - Extension

Diarmuid:

Acknowledged,

John

From: Diarmuid O’Connell [mailto:diarmuid@teslamotors.com]

Sent: Friday, October 08, 2010 9:37 PM

To: John DiDonato

Cc: Mike Taylor; KMcKenzie@nummi.com; [Email address intentionally omitted.]; Jeffrey Beard;

PAitelli@mofo.com; HKang@mofo.com; MSteel@mofo.com; Mike Taylor; Halpern, Sheldon;

Deepak Ahuja; Reed, Leslie D.; James Chen

Subject: RE: TESLA - Extension

John -

Acknowledged and agreed.

Diarmuid

From: jdidonato@huronconsultinggroup.com [mailto:jdidonato@huronconsultinggroup.com]

Sent: Friday, October 08, 2010 6:12 PM

To: Diarmuid O’Connell

Cc: Mike Taylor; KMcKenzie@nummi.com; [Email address intentionally omitted.]; jbeard@huronconsultinggroup.com; PAitelli@mofo.com; HKang@mofo.com; MSteel@mofo.com

Subject: TESLA - Extension

Diarmuid:

Please acknowledge and agree to the below by return email:

Re: Letter Agreement dated May 26, 2010 by and between New United Motor Manufacturing, Inc., a California corporation (“Seller”), and Tesla Motors, Inc., a Delaware corporation (“Buyer”) (the “Original Letter Agreement”), as amended by that certain Amendment No. 1 to Letter Agreement dated June 15, 2010 (“Amendment No. 1” ), as amended by that certain e-mail agreement extending the Closing Date dated October 1, 2010 (“Amendment No. 2”, and together with the Original Letter Agreement and Amendment No. 1, the “Letter Agreement”). Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Letter Agreement.

The parties hereby agree that the Closing Date, as originally defined in Section 4(a) of the Original Letter Agreement, is hereby amended such that the Closing Date shall be October 13, 2010, or such other earlier date as Buyer and Seller may mutually agreed upon in writing. Nothing in this paragraph shall be construed as Seller waiving any rights or remedies Seller may have under the Letter Agreement in the event Buyer fails to consummate the Closing by the Closing Date or that Seller is agreeing in advance to an extension of the Closing Date beyond the extension provided in this paragraph.

John C. DiDonato

President and Chief Restructuring Officer

NUMMI

Cell phone: [Intentionally omitted.]

Email address: jdidonato@huronconsultinggroup.com

DISCLAIMER:

The information transmitted in this e-mail message and attachments, if any, may be attorney-client information, including privileged and confidential matter, and is intended only for the use of the individual or entity named above. Distribution to, or review by, unauthorized persons is strictly prohibited. All personal messages express views solely of the sender, which are not to be attributed to any organization. If you have received this transmission in error, immediately notify the sender and permanently delete this transmission including attachments.

DISCLAIMER:

The information transmitted in this e-mail message and attachments, if any, may be attorney-client information, including privileged and confidential matter, and is intended only for the use of the individual or entity named above. Distribution to, or review by, unauthorized persons is strictly prohibited. All personal messages express views solely of the sender, which are not to be attributed to any organization. If you have received this transmission in error, immediately notify the sender and permanently delete this transmission including attachments.